AMENDMENT NO. 4
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment dated as of April 30, 2010, amends the Master Investment Advisory Agreement (the “Agreement”), dated June 1, 2000, between AIM Tax-Exempt Funds, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.
WITNESSETH:
     WHEREAS, AIM Tax-Exempt Funds is now named AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM High Income Municipal Fund	Invesco High Income Municipal Fund
AIM Tax-Exempt Cash Fund	Invesco Tax-Exempt Cash Fund
AIM Tax-Free Intermediate Fund	Invesco Tax-Free Intermediate Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Tax-Exempt Funds in the Agreement are hereby deleted and replaced with AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds).

2.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco High Income Municipal Fund	June 1, 2000

Invesco Tax-Exempt Cash Fund	June 1, 2000

Invesco Tax-Free Intermediate Fund	June 1, 2000

Invesco Municipal Fund	February 12, 2010

Invesco Tax-Exempt Securities Fund	February 12, 2010

Invesco Van Kampen California Insured Tax Free Fund	February 12, 2010

Invesco Van Kampen High Yield Municipal Fund	February 12, 2010

Invesco Van Kampen Insured Tax Free Income Fund	February 12, 2010

Invesco Van Kampen Intermediate Term Municipal Income Fund	February 12, 2010

Name of Fund	Effective Date of Advisory Agreement
Invesco Van Kampen Municipal Income Fund	February 12, 2010

Invesco Van Kampen New York Tax Free Income Fund	February 12, 2010

APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
Invesco Tax-Free Intermediate Fund

Net Assets	Annual Rate
First $500 million	0.30%
Over $500 million to and including $1 billion	0.25%
Over $1 billion	0.20%
Invesco Tax-Exempt Cash Fund

Net Assets	Annual Rate
All Assets	0.35%
Invesco High Income Municipal Fund

Net Assets	Annual Rate
First $500 million	0.60%
Over $500 million to and including $1 billion	0.55%
Over $1 billion to and including $1.5 billion	0.50%
Over $1.5 billion	0.45%
Invesco Municipal Fund

Net Assets	Annual Rate
All Assets	0.375%
Invesco Tax-Exempt Securities Fund

Net Assets	Annual Rate
First $500 million	0.42%
Next $250 million	0.345%
Next $250 million	0.295%
Next $250 million	0.27%
Next $1.5 billion	0.245%
Over $2.5 billion	0.22%

Invesco Van Kampen California Insured Tax Free Fund

Net Assets	Annual Rate
First $100 million	0.50%
Next $150 million	0.45%
Next $250 million	0.425%
Over $500 million	0.40%
Invesco Van Kampen High Yield Municipal Fund

Net Assets	Annual Rate
First $300 million	0.60%
Next $300 million	0.55%
Over $600 million	0.50%
Invesco Van Kampen Insured Tax Free Income Fund

Net Assets	Annual Rate
First $500 million	0.525%
Next $500 million	0.50%
Next $500 million	0.475%
Over $1.5 billion	0.45%
Invesco Van Kampen Intermediate Term Municipal Income Fund
Invesco Van Kampen Municipal Income Fund

Net Assets	Annual Rate
First $500 million	0.50%
Over $500 million	0.45%
Invesco Van Kampen New York Tax Free Income Fund

Net Assets	Annual Rate
First $500 million	0.47%
Over $500 million	0.445	%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.
AIM TAX-EXEMPT FUNDS
(INVESCO TAX-EXEMPT FUNDS)

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)
INVESCO ADVISERS, INC.

Attest:	/s/ Stephen R. R imes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

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